Exhibit 5

                         MEMBERS LIFE INSURANCE COMPANY
                                2000 Heritage Way
                               Waverly, Iowa 50677

June 12, 2013

Board of Directors
MEMBERS Life Insurance Company
2000 Heritage Way
Waverly, Iowa 50677

         Re: MEMBERS Life Insurance Company Offering of Single Premium Deferred Annuity Contract Registration Statement on Form S-1

Dear Board of Directors:

In my capacity as the Associate General Counsel of MEMBERS Life Insurance Company, an Iowa corporation (the "Company") and with reference to the Registration Statement on Form S-1 (File No. 333-186477) filed by the Company, as Registrant, with the Securities and Exchange Commission, on February 6, 2013 and amended by Pre- Effective Amendment No. 1 on June 12, 2013 (together, the "Registration Statement"), I am delivering this opinion in connection with the sale of the single premium deferred annuity contracts (the "Contracts") issued by the Company having an aggregate offering price of up to $100,000,000 in accordance with the distribution agreement dated as of June 11, 2013 between the Company and CUNA Brokerage Services, Inc. (the "Distribution Agreement") This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Securities Act").

      I have participated in the legal review in connection with the Registration Statement and examined such documents and such law as I have considered necessary and appropriate. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

I am admitted to the practice of law in the State of Iowa. My opinion set forth herein is limited to the laws of the State of Iowa and United States federal law, and I am expressing no opinion as to the effect of the laws of other jurisdictions. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, I have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is my opinion that:

1) The Company is duly organized and existing under the laws of the State of Iowa and has been duly authorized to issue the Contracts by the Commissioner of Insurance of the State of Iowa.

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2) The Contracts registered by the above Registration Statement have been duly authorized and, when issued pursuant to the Distribution Agreement, will be validly issued, fully paid and non-assessable and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectuses constituting part of the Registration Statement.
I do not admit by giving this consent that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated and I disclaim any undertaking to advise you of any subsequent change in the facts stated or assumed herein or of any subsequent changes in applicable law.

                Very truly yours,

                /s/Ross D. Hansen
                -------------------------------
                Ross D. Hansen
                Associate General Counsel